QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2001

ROSETTA INPHARMATICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30977 (Commission File Number)	91-1770023 (I.R.S. Employer Identification No.)

12040 115th Ave. NE
Kirkland, Washington 98034
(Address of principal executive offices) (Zip code)

(425) 820-8900
(Registrant's telephone number, including area code)

Item 5. Other Events

    (a) On May 11, 2001, Merck & Co., Inc. ("Merck") and Rosetta Inpharmatics, Inc. ("Rosetta") announced they have entered into a definitive agreement under which Merck will acquire Rosetta in a tax-free reorganization. As a result of the transaction, each share of Rosetta Common Stock will be converted into 0.2352 shares of Merck Common Stock, which represents a value of approximately $18 per share of Rosetta Common Stock based on Merck's closing price on May 10, 2001. The transaction has a net equity value of approximately $620 million.

    (b) Exhibits.

    99.1
    Press Release dated May 11, 2001 titled "Merck Acquires Rosetta Inpharmatics, Inc."

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROSETTA INPHARMATICS, INC.
Date: May 14, 2001	By:	/s/ GREGORY SESSLER Gregory Sessler Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release dated May 11, 2001 titled "Merck Acquires Rosetta Inpharmatics, Inc."	5

QuickLinks

SIGNATURES
INDEX TO EXHIBITS